Exhibit 10.6

Promissory Note
One-Year

Principal Amount:	US $200,000
Date of Transaction:	July 31, 2016
Maturity Date:	July 31, 2017
Location:	Lafayette, Colorado

For value received from the undersigned, urban-gro, LLC ("UG") promises to pay to the order of Bravo-Lighting, LLC ("Bravo-Lighting") the principal amount $200,000.00 US DOLLARS together with interest accrued thereon, on or before July 31, 2017, with interest at the rate detailed as follows:

•	Interest at twelve percent (12%) per annum, accrues monthly at one percent (1%) of the Promissory Note total principal amount, payable upon maturity date. (i.e. 1% x $200,000 x 12 months) Monthly interest accrual = $2,000.00, annual interest accrual = $24,000.00.

All or any portion of this Note may be prepaid without penalty at any time or times, provided that any such payment shall be applied first to interest, if any, and then to principal.

It is agreed that if this note is not paid when due or declared hereunder, the principal thereon shall draw interest at the rate of twenty four percent (24%) per annum from that point forward, and that failure to make any payment of principal or accrued interest when due or any default under any encumbrance or agreement securing this note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the note. The maker and endorsers hereof severally waive presentment for payment, protest, notice of nonpayment and of protest, agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including a reasonable sum for attorney's fees.

1

In addition to being personally guaranteed by the Managers of the company listed below, this note is also secured by the assets of the company.

Makers (UG):

/s/ Bradley Nattrass	07.31.16
Bradley Nattrass	Date
Manager, CEO, urban-gro, LLC

/s/ Tavo Gutierrez	07.31.16
Tavo Gutierrez	Date
Manager, VP Operations, urban-gro, LLC

Holder:

/s/ Brad Nattrass	07.31.16
Bravo-Lighting, LLC
1751 Panorama Point - Unit E
Lafayette, CO 80026

2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the "Guaranty") is entered into effective as of the 31st day of July, 2016, by urban-gro, LLC ("UG") and Brad Nattrass and Tavo Gutierrez ("Personal Guarantors") (UG and Personal Guarantors are collectively referred to herein as the "Guarantors") for the benefit of Bravo-Lighting, LLC ("Lender"). The Guarantors and Lender may also be referred to herein collectively as the "Parties" or individually as a "Party."

RECITALS

A.              Lender has agreed to loan funds to UG pursuant to that certain promissory note that is executed in unison with this Guaranty, in the original principal amount of Two Hundred Thousand Dollars and no/100 (USD$200,000.00) (the "Promissory Note").

B.               As a condition to Lender's willingness to extend the financial accommodations to Bravo evidenced by the Promissory Note, Lender has required that the Guarantors execute this Guaranty in order to guarantee the obligations of Bravo under the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                 GUARANTY. The Guarantors hereby guarantee the full and timely payment of the indebtedness to Lender evidenced by or arising under the Promissory Note, when the same becomes due, whether at maturity, by acceleration, or otherwise.

2.                 SUCCESSORS AND ASSIGNS. Each reference herein to Lender shall be deemed to include successors and assigns in respect of ownership of the Promissory Note, in whose favor the provisions of the Guaranty shall also run.

3.                 RIGHT TO CURE. Notwithstanding anything in this Guaranty Agreement to the contrary, (a) the Guarantors shall be given the same notice of default and opportunity to cure as is afforded Bravo under the Promissory Note and/or any other written agreement with Lender, and (b) to the extent all or any part of the indebtedness herein guaranteed is satisfied, whether by payment, offset or otherwise, the obligations of the Guarantors hereunder shall likewise be deemed satisfied to the same extent.

4.                NOTICES. Any notice required or permitted by the terms of this Guaranty shall be given in writing and effective upon personal delivery or three calendar days after being sent Certified Mail, postage prepaid, return receipt requested, and addressed to the appropriate party at the address set forth below, or at such other address as that party may have previously designated by notice given to the other.

5.                 GOVERNING LAW. The validity and interpretation of this Guaranty shall be governed by the laws of the State of Colorado. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the Parties shall be submitted to binding arbitration. If the parties hereto fail to reach a settlement of their dispute within thirty (30) days after the earliest date upon which one of the Parties notifies the other(s) in writing of the existence of and its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the Judicial Arbiter Group of Denver, Colorado ("JAG"), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct the arbitration if JAG is no longer in existence. The arbitrator shall be selected by JAG, if possible, on the basis of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, non-appealable and binding upon the Parties, and it may be entered in any court of competent jurisdiction; provided, however, that any party to the arbitration proceeding may seek a court order vacating the decision of the arbitrator in accordance with the provisions of and on the grounds set forth in C.R.S. § 13-22-214 and/or a modification or correction of the arbitrator's award in accordance with the provisions of C.R.S. §§ 13-22-211 or 13-22-215, and may take an appeal from court orders related to the arbitration proceeding or award as provided in C.R.S. § 13-22-221.

3

The arbitration shall take place in Broomfield, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. Discovery shall be permitted and shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless extensions of such time limitations are approved by all parties to the arbitration or are ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where available under Colorado law, and shall be entitled to make an award of punitive damages where such an award is permitted by Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefore within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, any party to this Agreement may seek to obtain an injunction or other appropriate relief from a court to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

In the event of any arbitration or litigation being filed or instituted between the parties concerning this Guaranty, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other of relief. The "prevailing party" is that party which is awarded judgment or other legal or equitable relief as a result of trial or arbitration, or who receives a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment, settlement payment or other award or relief, the court or the arbitrator shall determine which party is the prevailing party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments, settlements or other forms of relief received by each party, and the relative equities between the parties.

6.       AMENDMENTS. This Guaranty may not be amended, modified, or changed except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

4

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY GUARANTOR:

/s/ Tavo Gutierrez

Tavo Gutierrez

Managing Member, urban-gro, LLC

/s/ Brad Nattrass

Brad Nattrass

Managing Member, urban-gro, LLC

PERSONAL GUARANTORS:

/s/ Tavo Gutierrez

Tavo Gutierrez

/s/ Brad Nattrass

Brad Nattrass

LENDER ACKNOWLEDGEMENT:

/s/ Tavo Gutierrez

Tavo Gutierrez, COO - Bravo-Lighting, LLC

5